                                  UNITED STATES
                        SECURTIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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                          RIVIERA HOLDINGS CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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   (Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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                          RIVIERA HOLDINGS CORPORATION
                         2901 Las Vegas Boulevard South
                               Las Vegas NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                              www.rivierahotel.com

FOR FURTHER INFORMATION

AT THE COMPANY                              AT MACKENZIE PARTNERS, INC.
Mark Lefever, Treasurer and CFO             Bob Sandhu (212) 378-7061
(702) 794-9527 Voice                        Mark Harnett (212) 929-5877
(702) 794-9442 Fax
Email: mlefever@theriviera.com

FOR IMMEDIATE RELEASE:

           RIVIERA HOLDINGS CORP. ANNOUNCES RECEIPT OF BID TO ACQUIRE
                       COMPANY FOR $30 PER SHARE IN CASH

    RETAINS JEFFRIES & COMPANY AS FINANCIAL ADVISOR TO EXPLORE STRATEGIC AND
                             FINANCIAL ALTERNATIVES

      LAS VEGAS, NEVADA (MAY 11, 2007) - RIVIERA HOLDINGS CORPORATION (AMEX:
RIV) today announced that it has received a bid for $30 per share in cash from a group led by Ian Bruce Eichner and Dune Capital Management LP. The Eichner
Group's bid represents an 11% premium over a competing bid of $27 per share which had been received from a dissident investor group led by Riv Acquisition
Holdings, which has also nominated an opposition slate of nominees for election as directors at the Company's upcoming annual meeting scheduled for May 15,
2007. The Riv Acquisition group is currently soliciting proxies in support of its handpicked nominees, and has stated that if its nominees are elected, it will resubmit its proposal to acquire the Company.

      William Westerman, Chairman of the Board of the Company, stated, "We are not surprised to receive a bid substantially higher than the Riv Acquisition group's below market bid. We continue to believe that $27 per share does not represent full value for our stockholders, which we believe is confirmed by both the Company's current market price ($31.85 close on May 10, 2007) as well as by this current $30 per share offer. The Board intends to fully consider the $30
Eichner Group bid and review it with our advisors."

      Mr. Westerman continued, "Your Board is committed to working for all stockholders. We will insure that all bidders are given a level playing field, with the Board's goal to maximize value for all stockholders."

      As previously announced, Riviera has retained Jefferies & Company, Inc. as its financial advisor to assist it in exploring a range of strategic and financial alternatives in order to maximize stockholder value. These alternatives include, but are not limited to, a sale of the entire Company. As its financial advisor, Jefferies will assist the Company in reviewing this new
$30 per share proposal.

      Riviera recently mailed proxy material to stockholders in which the Board recommended that stockholders use the WHITE Proxy Card to:

      o  Vote "FOR" the re-election of five experienced Directors: William L.
         Westerman, Jeffrey A. Silver, Paul A. Harvey, Vincent L. DiVito and James
         N. Land Jr.

      THE DIRECTORS PROPOSED BY THE BOARD ARE HIGHLY QUALIFIED INDIVIDUALS WITH
RELEVANT EXPERIENCE, AND ARE COMMITTED TO MAXIMIZING VALUE FOR ALL STOCKHOLDERS.

                SIGN, DATE AND RETURN THE WHITE PROXY CARD TODAY

      THE BOARD URGES STOCKHOLDERS TO SUPPORT RIVIERA BY COMPLETING, SIGNING AND
DATING THE WHITE PROXY CARD AND PROMPTLY MAILING IT IN THE POSTAGE-PAID ENVELOPE
PROVIDED WITH THE PROXY MATERIALS. THE BOARD FURTHER URGES STOCKHOLDERS NOT TO
SIGN OR RETURN THE BLUE PROXY CARD THAT WAS SENT TO STOCKHOLDERS BY THE RIV
ACQUISITION GROUP AND ITS ASSOCIATES.

      Whether or not stockholders plan to attend the Meeting, and regardless of the number of shares stockholders own, the Board urges you to vote FOR the
Board's nominees.

      ABOUT RIVIERA HOLDINGS:

      Riviera Holdings Corporation owns and operates the Riviera Hotel and
Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk,
Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.
For additional information, please visit the Company's website at
www.rivierahotel.com.

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